EXHIBIT 23.3

                   CONSENT OF PRICEWATERHOUSECOOPERS (USA)

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3, respectively, of the report dated March 1, 1996 issued by Price Waterhouse, relating to the financial statements of Enigma Logic, Inc. for the year ended December 31, 1995, included in the Annual Report on Form 10-K of Secure Computing Corporation for the year ended December 31, 1997.




                                        /s/ PricewaterhouseCoopers LLP




San Jose, California
August 13, 1998